I, David C. Carney, hereby consent to being named in the Form S-1 of ImageMAX, Inc., as a director of ImageMAX, Inc., to be elected upon completion of the Offering, and the disclosures relating thereto.

                                        /s/ David C. Carney
                                        ------------------------
                                        David C. Carney